Exhibit (21) Subsidiaries of the Registrant

     Technitrol, Inc., which has no parent, has the following subsidiaries:

                                                                                           Percent
Name                                                     Incorporation                      Owned
----                                                     -------------                      -----
AMI Doduco (Mexico), S. de R. L. de C. V.                Mexico                              100%
AMI Doduco (NC), Inc.                                    Delaware                            100%
AMI Doduco (NJ), Inc.                                    Delaware                            100%
AMI Doduco (PA), Inc.                                    Pennsylvania                        100%
AMI Doduco (PR), Inc.                                    Delaware                            100%
AMI Doduco Eesti OU                                      Estonia                             100%
AMI Doduco Espana, S. L.                                 Spain                               100%
AMI Doduco GmbH                                          Germany                             100%
AMI Doduco Hungary Kft.                                  Hungary                             100%
AMI Doduco Italia S.r.l.                                 Italy                               100%
AMI Doduco (Tianjin) Electrical Contacts
    Manufacturing Co.                                    People's Republic of China          100%
AMI Doduco Singapore Holding Pte. Ltd.                   Singapore                           100%
CST Electronics Co., Ltd.                                Hong Kong                           100%
Dongguan Pulse Electronics Co., Ltd.                     People's Republic of China          100%
MEC Betras Italia S.r.l.                                 Italy                               100%
Pulse Canada Ltd.                                        Canada                              100%
Pulse Components Ltd.                                    Hong Kong                           100%
Pulse Electronics (Europe) Ltd.                          United Kingdom                      100%
Pulse Electronics (Singapore) Pte. Ltd.                  Singapore                           100%
Pulse Electronics Ltd.                                   Hong Kong                           100%
Pulse Engineering Distribution Ltd.                      Ireland                             100%
Pulse Engineering, Inc.                                  Delaware                            100%
Pulse GmbH                                               Germany                             100%
Pulse Philippines, Inc.                                  Philippines                         100%
Pulse Production (Malaysia) Sdn. Bhd.                    Malaysia                            100%
Pulse Production (Thailand) Ltd.                         Thailand                            100%
Pulse S.A.                                               France                              100%
Technitrol Delaware, Inc.                                Delaware                            100%
Technitrol Singapore Holdings Pte. Ltd.                  Singapore                           100%
TNL Singapore Components Holdings Pte. Ltd.              Singapore                           100%
Valor East Electronics Ltd.                              Hong Kong                           100%
Valor GTI Electronics (Shenzhen) Co. Ltd.                People's Republic of China          100%


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